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                                                                      Exhibit 12

PSINet Inc.
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COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(in millions)
                                                          December 31,
--------------------------------------------------------------------------------------------


                                          1994       1995       1996      1997     1998
                                          ----       ----       ----      ----     ----
Loss before income taxes                 $ (5.3)   $ (53.2)   $ (55.3)  $ (46.1)  $ (262.7)
Equity in loss of affiliate                 0.0        0.2        0.8         -          -
Interest expense                            0.7        2.0        5.0       5.4       63.9
Interest portion of rental expense          0.2        0.7        1.2       1.7        4.2
                                      ------------------------------------------------------

 Earnings/(loss)                         $ (4.3)   $ (50.3)   $ (48.2)  $ (39.1)  $ (194.6)
============================================================================================

Fixed charges:
 Interest expenses                          0.7        2.0        5.0       5.4       63.9
 Capitalized interest                                                                  0.8
 Interest portion of rental expense         0.2        0.7        1.2       1.7        4.2
                                      ------------------------------------------------------

 Total fixed charges                        1.0        2.7        6.2       7.0       68.9

 Preferred stock dividend requirement       -          -          -         0.4        3.1
                                      ------------------------------------------------------

 Total fixed charges and preferred
 dividends                                $ 1.0     $  2.7      $ 6.2     $ 7.4     $ 71.9
============================================================================================

 Ratio of earnings to combined fixed charges
   and preferred dividends                   -         -           -         -         -

 Deficiency of earnings to cover combined
   fixed charges and preferred dividends  $(5.3)   $ (53.0)    $(54.4)   $(46.5)  $ (266.6)
============================================================================================
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PSINet Inc.
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
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(in millions)
                                                            September 30,
-------------------------------------------------------------------------------

                                                               Actual
                                                        -----------------------
                                                        1998          1999
                                                        ----          ----
Loss before income taxes                              $ (130.0)      $ (199.9)
Equity in loss of affiliate                                -              -
Interest expense                                          38.2          120.8
Interest portion of rental expense                         2.6            5.4
                                                      -------------------------
 Earnings/(loss)                                      $  (89.2)      $  (73.7)
===============================================================================


Fixed charges:
 Interest expenses                                        38.2          120.8
 Capitalized interest                                                     3.0
 Interest portion of rental expense                        2.6            5.4
                                                      -------------------------
 Total fixed charges                                      40.8          129.2

 Preferred stock dividend requirement                      2.3           11.2
                                                      -------------------------

 Total fixed charges and preferred
 dividends                                              $ 43.1        $ 140.4
===============================================================================


 Ratio of earnings to combined fixed charges
   and preferred dividends                              -             -
                                                      -------------------------

 Deficiency of earnings to cover combined fixed
   charges and preferred dividends                     $(132.3)      $ (214.1)
===============================================================================
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